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                                  EXHIBIT 99.1

BROADCOM BUSINESS MEDIA CONTACTS:
Bill Blanning or Eileen Algaze
Corporate Communications Dept.
949-450-8700
blanning@broadcom.com
ealgaze@broadcom.com

BLUESTEEL NETWORKS CONTACT:                  BROADCOM FINANCIAL ANALYST CONTACT:
Dan Eakins                                   William Ruehle
Vice President of Marketing                  Vice President and
650-208-0760                                 Chief Financial Officer
dan@bluesteelnet.com                         949-450-8700
                                             billr@broadcom.com

            BROADCOM CORPORATION TO ACQUIRE BLUESTEEL NETWORKS, INC.,
                LEADING DEVELOPER OF NETWORK SECURITY PROCESSORS

 Acquisition Will Enable Network Security Processors Supporting Data Rates from
             100 Megabits per second to Over One Gigabit per second

IRVINE, Calif. and MOUNTAIN VIEW, Calif. - January 18, 2000 - Broadcom Corporation (Nasdaq: BRCM), a leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it has signed a definitive agreement to acquire BlueSteel Networks, Inc., a Silicon Valley developer of leading-edge Internet security processors.

BlueSteel Networks is a fabless semiconductor company developing and marketing high-performance Internet security processors for e-commerce and VPN (Virtual Private Network) applications. BlueSteel has developed a proprietary, patent-pending architecture for a family of integrated circuits that will perform standards-compliant cryptographic functions at system data rates ranging from 100 Mbps (million bits per second) to over one Gbps (billion bits per second).

BlueSteel's technology is key to the development of a secure Internet infrastructure for Voice over Internet Protocol (VoIP), e-commerce transactions, and corporate internetworking and telecommuting. BlueSteel provides silicon-efficient, high-performance single chip solutions that enable equipment vendors to offer wirespeed security without compromising cost, performance or ease of use.

"This is a powerful combination that brings Broadcom's broadband communications expertise together with BlueSteel's leadership in high-speed network security processors," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "This important acquisition provides Broadcom with a scalable family of security processors and cores with performance up to one


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Gigabit per second and beyond, to address a variety of VPN products and Broadcom system-on-a-chip devices."

"We're excited about combining forces to address the incredible market opportunity in building a secure Internet infrastructure," said Suresh Krishna, Founder, President and CTO of BlueSteel. "There is a highly synergistic relationship between Broadcom and BlueSteel. The combined team is uniquely positioned to develop innovative, world-class products that benefit our customers by offering silicon-efficient, wirespeed security for a variety of broadband communication applications."

With this acquisition Broadcom is well positioned to take advantage of the relaxed U.S. export restrictions published by the Clinton Administration on January 14, 2000, as the worldwide market for semiconductors performing cryptographic functions will directly benefit from the amended regulations.

BlueSteel's products address a growing demand by communications companies for technology that will help them offer strong broadband security across their product line. As the Internet matures into the medium of choice for commercial transactions, traditional infrastructure equipment including routers, gateways, firewalls, modems, LAN adapters and other Internet appliances, requires robust security as a standard product feature.

Broadcom plans to retain the services of members of BlueSteel's Technical Advisory Board (TAB) which consists of renowned industry experts in the security and cryptography industry who have created many of the algorithms and standards that BlueSteel is implementing in its processors. The TAB includes Dr. Tom Berson, a noted Silicon Valley entrepreneur and Principal Scientist at Xerox PARC; Professor Emeritus Martin Hellman of Stanford University, the co-inventor of public-key cryptography; Dr. Stephen Kent of GTE/BBN, the author of several Internet Engineering Task Force (IETF) standards for Internet Protocol Security and a renowned expert on computer and Internet security; and Paul Kocher, a noted security consultant, co-architect of Secure Socket Layer (SSL) version 3.0 for Netscape, designer of the Data Encryption Standard (DES) search machine "Deep Crack", and developer of many well known security attacks.

Under the terms of the agreement, Broadcom will issue an aggregate of approximately 375,000 shares of its Class B Common Stock in exchange for all outstanding shares of BlueSteel Preferred and Common Stock and upon exercise of BlueSteel employee stock options and other rights. The merger transaction is expected to close within 60 days and will be accounted for as a pooling of interests. The boards of directors of both companies have approved the agreement. The transaction is subject to the approval of BlueSteel shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge in its first fiscal quarter to cover related expenses.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at any time at the holder's option, and are automatically converted into Class A Common Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded.


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ABOUT BLUESTEEL NETWORKS

BlueSteel Networks is a fabless semiconductor firm that develops and markets network security processors. Its mission is to unlock the full potential of broadband Internet communications and electronic commerce by providing transparent, ubiquitous, wirespeed security infrastructure building blocks. The privately-held company has offices in Mountain View, Calif. BlueSteel may be contacted at 650-625-0500 or at www.bluesteelnet.com

ABOUT BROADCOM

Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of BlueSteel Networks include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's and BlueSteel's technologies and products in the markets for network security and encryption processing; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes and customer indemnification claims; our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts: fluctuations in our


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manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the Broadcom pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. BlueSteel is a tradename of BlueSteel Networks, Inc. All other trademarks mentioned are the property of their respective owners.